UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 6, 2012

FRIENDFINDER NETWORKS INC.

 (Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34622	13-3750988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Broken Sound Parkway, Suite 200 Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 912-7000

 (Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 6, 2012, FriendFinder Networks Inc. (the “Company”) received a notice of non-compliance from The Nasdaq Stock Market LLC (“Nasdaq”) stating that for the last 30 consecutive business days, the market value of the Company’s publicly held shares was less than the $15 million minimum required for continued listing on Nasdaq pursuant to Rule 5450(b)(3).   In accordance with Rule 5810(c)(3)(D), the Company is provided with one hundred and eighty (180) calendar days, or until July 5, 2012, to regain compliance.  If, at any time prior to July 5, 2012, the market value of the Company’s publicly held shares is $15 million or more for a minimum of 10 business days, the Nasdaq staff will provide written notification that the Company has achieved compliance and this matter will be closed.  If compliance with Rule 5450(b)(3) cannot be demonstrated by July 5, 2012, then the Nasdaq staff will provide written notification to the Company that its securities are subject to delisting.

On January 10, 2012, the Company received a notice of non-compliance from Nasdaq stating that the minimum bid price of its common stock had fallen below $1.00 per share for the last 30 consecutive business days.  Nasdaq Rule 5450(a)(1) requires a $1.00 minimum bid for continued listing of an issuer’s common stock.

In accordance with Rule 5810(c)(3)(A), the Company has until July 9, 2012, one hundred and eighty (180) calendar days from January 10, 2012, to regain compliance.  The Company can regain compliance with the minimum bid price rule if the bid price of its common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days during the 180 calendar day period.  If the Company regains compliance by July 9, 2012, the Nasdaq staff will provide written notification that the Company has achieved compliance with Rule 5450(a)(1) and this matter will be closed.  However, if the Company is unable to regain compliance by July 9, 2012, the Nasdaq staff will provide the Company written notification that its securities are subject to delisting, unless the Company otherwise qualifies for an extension of time.

The Company intends to monitor the market value of its publicly held securities and the trading price of its publicly held securities and consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the minimum market value of publicly held shares requirement by July 5, 2012 and the minimum bid price requirement by July 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2012

FRIENDFINDER NETWORKS INC.

By: /s/ Ezra Shashoua

Name: Ezra Shashoua

Title: Chief Financial Officer